Exhibit 99.1

ESSA Pharma Inc. Announces Delisting from the TSX-V

HOUSTON and VANCOUVER, BC, Oct. 26, 2020 /CNW/ - ESSA Pharma Inc. ("ESSA" or the "Company") (TSX-V: EPI) (NASDAQ: EPIX), a clinical stage pharmaceutical company focused on developing novel therapies for the treatment of prostate cancer, announced today its intention to voluntarily delist all of its issued and outstanding common shares (the "Shares"), currently listed under symbol "EPI", from the TSX Venture Exchange (the "TSX-V"), which is currently anticipated to occur on or about October 30, 2020.

Following a thorough evaluation, which included an assessment that the majority of the company's trading volume is being transacted on the Nasdaq Stock Market (the "NASDAQ"), and considering such factors as liquidity, cost, regulatory compliance and future capital raising opportunities, the board of directors of the Company has determined to delist the Shares from the TSX-V and to continue to develop the Company's presence on the NASDAQ.

The delisting of the Shares from the TSX-V will not affect the listing of the Shares on the NASDAQ.

About ESSA Pharma Inc.

ESSA is a clinical stage pharmaceutical company focused on developing novel and proprietary therapies for the treatment of castration-resistant prostate cancer ("CRPC") in patients whose disease is progressing despite treatment with current therapies. ESSA's proprietary "aniten" compounds bind to the N-terminal domain of the androgen receptor ("AR"), inhibiting AR driven transcription and the AR signaling pathway in a unique manner which bypasses the drug resistance mechanisms associated with current anti-androgens. The Company is currently conducting a phase 1 study of EPI-7386 in patients with metastatic castration-resistant prostate cancer ("mCRPC") who are failing current standard-of-care therapies. For more information, please visit www.essapharma.com and follow us on Twitter under @ESSAPharma.

About Prostate Cancer

Prostate cancer is the second-most commonly diagnosed cancer among men and the fifth most common cause of male cancer death worldwide (Globocan, 2018). Adenocarcinoma of the prostate is dependent on androgen for tumor progression and depleting or blocking androgen action has been a mainstay of hormonal treatment for over six decades. Although tumors are often initially sensitive to medical or surgical therapies that decrease levels of testosterone, disease progression despite castrate levels of testosterone generally represents a transition to the lethal variant of the disease, mCRPC, and most patients ultimately succumb to the illness. The treatment of mCRPC patients has evolved rapidly over the past five years. Despite these advances, additional treatment options are needed to improve clinical outcomes in patients, particularly those who fail existing treatments including abiraterone or enzalutamide, or those who have contraindications to receive those drugs. Over time, patients with mCRPC generally experience continued disease progression, worsening pain, leading to substantial morbidity and limited survival rates. In both in vitro and in vivo animal studies, ESSA's novel approach to blocking the androgen pathway has been shown to be effective in blocking tumor growth when current therapies are no longer effective.

Forward-Looking Statement Disclaimer

This release contains certain information which, as presented, constitutes "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and/or applicable Canadian securities laws. Forward-looking information involves statements that relate to future events and often addresses expected future business and financial performance, containing words such as "anticipate", "believe", "plan", "estimate", "expect", and "intend", "potential", "promising", "refocus", statements that an action or event "may", "might", "could", "should", or "will" be taken or occur, or other similar expressions and includes, but is not limited to, statements with respect to expected delisting of the Shares from the TSX-V, the continued listing of the Shares on the NASDAQ and other information that is not historical information.

Forward-looking statements and information are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of ESSA to control or predict, and which may cause ESSA's actual results, performance or achievements to be materially different from those expressed or implied thereby. Such statements reflect ESSA's current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by ESSA as of the date of such statements, are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. In making forward looking statements, ESSA may make various material assumptions, including but not limited to (i) the expected delisting date of the Shares from the TSX-V ; and (ii) the effects that the delisting of Shares from the TSX-V will have on the Shares on the NASDAQ.

Forward-looking information is developed based on assumptions about such risks, uncertainties and other factors set out herein and in ESSA's Annual Report on Form 20-F dated December 19, 2019 under the heading "Risk Factors", a copy of which is available on ESSA's profile on the SEDAR website at www.sedar.com, ESSA's profile on EDGAR at www.sec.gov, and as otherwise disclosed from time to time on ESSA's SEDAR profile. Forward-looking statements are made based on management's beliefs, estimates and opinions on the date that statements are made and ESSA undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable Canadian and United States securities laws. Readers are cautioned against attributing undue certainty to forward-looking statements.

Neither TSX-V nor its Regulation Services Provider (as that term is defined in policies of the TSX-V) accepts responsibility for the adequacy or accuracy of this release.

SOURCE ESSA Pharma Inc

View original content: http://www.newswire.ca/en/releases/archive/October2020/26/c3437.html

%CIK: 0001633932

For further information: Company Contact: David Wood, Chief Financial Officer, ESSA Pharma Inc., Contact: (778) 331-0962; Investor Relations Contact: Alan Lada, Vice President, Solebury Trout, Contact: (617) 221-8006

CO: ESSA Pharma Inc

CNW 17:01e 26-OCT-20